UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

BLUEFIRE RENEWABLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Musick

Irvine, CA92618

(Address of principal executive offices)

(949) 588-3767

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 26, 2013, BlueFire Renewables, Inc. (the “Company”) received notice that the Orange County Superior Court (the “Court”) issued a Minute Order (the “Order”) in connection with certain shareholders’ claims of breach of contract and declaratory relief related to 5,740,741 warrants (the “Warrants”) issued by the Company. Pursuant to the Order, the Court ruled in favor of the shareholders on the two claims, finding that the Warrants contain certain anti-dilution protective provisions which provide for the re-adjustment of the exercise price of such Warrants upon certain events and that such exercise price per share of the Warrants must be decreased to $0.00. No final judgment has been entered. The Company is currently reviewing the Order and exploring all of its options including an appeal, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUEFIRE RENEWABLES, INC.

Date: March 4, 2013	By:	/s/ Arnold R. Klann
Name: Arnold R. Klann
Title: Chief Executive Officer